Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of February 4, 2009 among the following:

(i)        CH ENERGY GROUP, INC., a New York corporation (herein, together with its successors and assigns, the “Parent”);

(ii)        CENTRAL HUDSON ENTERPRISES CORPORATION, a New York corporation (“Central” and together with the Parent, collectively, the “Borrowers” and, individually, “Borrower”);

(iii)       the lending institutions from time to time party to the Credit Agreement referred to below (each a “Lender” and collectively, the “Lenders”);

(iv)	JPMORGAN CHASE BANK, N.A., as Syndication Agent;
(v)	BANK OF AMERICA, N.A., as Co-Documentation Agent;
(vi)	HSBC BANK USA, as Co-Documentation Agent; and

(vii)          KEYBANK NATIONAL ASSOCIATION, as the Swing Line Lender, the Administrative Agent for the Lenders, a Letter of Credit Issuer, Book Manager and Lead Arranger (in such capacity as “Administrative Agent”).

RECITALS:

A.        The Borrowers, the Swing Line Lender, the Administrative Agent, the Lenders, JPMorgan Chase Bank, as Syndication Agent, Bank of America, N.A., as Co-Documentation Agent, and HSBC Bank USA, as Co-Documentation Agent are parties to the Amended and Restated Credit Agreement, dated as of February 21, 2008 (as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”).

B.         The Borrowers, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify a certain provision thereof.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrowers, the Administrative Agent and the Lenders agree as follows:

Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Credit Agreement.

Section 2. Amendments.

2.1       Amendment to Section 8.1(e). Section 8.1(e) of the Credit Agreement is hereby amended and restated as follows:

(e)               ERISA. Promptly, and in any event within 10 days after the Parent, any Subsidiary of the Parent or any ERISA Affiliate knows of the occurrence of any of the following,

the Parent will deliver to each of the Lenders a certificate on behalf of the Borrowers of an Authorized Officer of the Parent setting forth the full details as to such occurrence and the action, if any, that the Parent, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Parent, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto (i) that a Reportable Event has occurred with respect to any Plan; (ii) the institution of any steps by the Parent, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; (iii) the institution of any steps by the Parent or any ERISA Affiliate to withdraw from any Plan; (iv) the institution of any steps by the Parent or any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $7,500,000; (v) a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA in connection with any Plan; (vi) that a Plan has an Unfunded Current Liability that could reasonably be expected to have a Material Adverse Effect; (vii) any material increase in the contingent liability of the Parent or any Subsidiary with respect to any post-retirement welfare liability; or (ix) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

Section 3. Fees. As consideration for the modifications to the Credit Agreement contemplated in this Amendment, the Borrowers shall pay to the (i) Administrative Agent, for the benefit of each Lender signing this Amendment, an amendment fee in an amount equal to 20.0 basis points times the amount of such Lender’s Commitment and (ii) Administrative Agent, for its sole account, the fees required to be paid pursuant to the letter dated as of January 29, 2009 between the Administrative Agent and the Borrowers (the “Agent Amendment Fee Letter”).

Section 4. Effectiveness.

4.1       Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(i)        Amendment Executed. This Amendment shall have been executed by the Borrowers, the Administrative Agent and each of the Lenders, and counterparts hereof as so executed shall have been delivered to the Administrative Agent.

(ii)        Fees. The Borrowers shall have (i) paid to the Administrative Agent, for the benefit of the Lenders, the fees required to be paid by it pursuant to Section 3 above, (ii) paid to the Administrative Agent, for its sole account, the fees required to be paid pursuant to the Agent Amendment Fee Letter, and (iii) paid all legal fees and expenses of the Administrative Agent in connection with the preparation and negotiation of this Amendment and the other documents being executed or delivered in connection herewith.

(iii)       Other Matters. The Borrowers shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent.

4.2       Amendment Effective Date. This Amendment shall be effective on the date (the “Amendment Effective Date”) upon which the conditions precedent set forth in Section 4.1 above are satisfied. The Administrative Agent shall provide the Borrowers and the Lenders written notice immediately upon the occurrence of the Amendment Effective Date. Unless otherwise specifically set forth herein, each of the amendments and other modifications set forth in this Amendment shall be effective on and after the Amendment Effective Date.

Section 5. Miscellaneous.

5.1       Representations and Warranties. Each Borrower, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

(i)        such Borrower has the legal power and authority to execute and deliver this Amendment;

(ii)        the officers executing this Amendment on behalf of such Borrower have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof;

(iii)       the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof do not violate or conflict with the organizational documents of such Borrower or any law applicable to such Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Borrower;

(iv)       no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;

(v)       no Borrower has any claim or offset against, or defense or counterclaim to, any obligations or liabilities of such Borrower under the Credit Agreement or any other Credit Document;

(vi)       this Amendment constitutes a valid and binding obligation of such Borrower in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and

(vii)      each of the representations and warranties set forth in Article VI of the Credit Agreement is true and correct in all material respects as of the date hereof, except to the extent that any thereof expressly relate to an earlier date.

5.2       Credit Agreement Unaffected. Each reference to the Credit Agreement or in any other Credit Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment and the Agent Amendment Fee Letter shall be Credit Documents.

5.3       Waiver. On the date hereof, each Borrower, by signing below, hereby waives and releases the Administrative Agent and each of the Lenders and their respective Related Parties from any and all claims, offsets, defenses and counterclaims of which such Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

5.4       Entire Agreement. This Amendment, together with the Credit Agreement and the other Credit Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

5.5       Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

5.6       Governing Law. THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER CREDIT DOCUMENTS.

5.7       JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

CH ENERGY GROUP, INC., as Borrower By: /s/ Christopher M. Capone Name: Christopher M. Capone Title: Executive VP and CFO
CENTRAL HUDSON ENTERPRISES CORPORATION, as Borrower By: /s/ Christopher M. Capone Name: Christopher M. Capone Title: CFO
KEYBANK NATIONAL ASSOCIATION, as the Administrative Agent and as a Lender By: /s/ Sherrie I. Manson Name: Sherrie I. Manson Title: Senior Vice President
JPMORGAN CHASE BANK, N.A. By: /s/ Paul Bilodeau Name: Paul Bilodeau Title: Underwriter II
BANK OF AMERICA, N.A. By: /s/ Karen D. Finnerty Name: Karen D. Finnerty Title: Vice President
HSBC BANK USA By: /s/ Marianne McGoldrick Name: Marianne McGoldrick Title: Vice President

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